EXHIBIT 99.1

Pike Electric Corporation Reports Fiscal First Quarter 2014 Results

MOUNT AIRY, N.C., Nov. 4, 2013 (GLOBE NEWSWIRE) -- Pike Electric Corporation (NYSE:PIKE), one of the nation's leading energy solutions providers, today reported fiscal first quarter 2014 results for the period ended September 30, 2013. Total revenue in the first quarter 2014 was $193.3 million, down 21.0% compared to $244.6 million in the year-ago period. Net income in the first quarter 2014 totaled $1.0 million or $0.03 per diluted share, compared to net income of $9.3 million or $0.26 per diluted share in the year-ago period.

Total revenue in the first quarter 2014 consisted of core construction and engineering revenue of $189.7 million and storm-related services of $3.6 million. In the year-ago period, core construction and engineering revenue totaled $194.4 million and storm-related services totaled $50.2 million.

"Storm activity accounts for the vast majority of the difference between this quarter's results and last year's record first quarter performance. We experienced unusually low storm activity this quarter totaling $3.6 million versus $50.2 million of storm activity last year that included Hurricane Isaac and the derecho windstorm. We also had several large solar projects in process when we generated a 29% organic core growth rate during the first quarter of last year," said J. Eric Pike, Chairman and CEO of Pike. "Our core business declined 2% compared to that prior record, primarily reflecting lower solar construction revenue during the first quarter 2014."

Gross profit in the first quarter 2014 totaled $19.9 million or 10.3% of revenue, compared to $36.9 million, or 15.1% of revenue in the year-ago period. This decrease in gross profit resulted from three areas. First, we experienced significantly lower storm revenue during the quarter. Second, we made investments to fund our organic growth in the western U.S. and third, we experienced losses in five specific jobs in California for two new customers during the quarter. These investments totaled $0.02 per diluted share and the jobs negatively impacting our earnings totaled $0.04 per diluted share. These jobs will be completed in the fiscal second quarter.

General and administrative expenses in the first quarter 2014 totaled $17.4 million or 9.0% of revenue, compared to $19.5 million or 8.0% of revenue in the year-ago period.

Looking ahead, the year-over-year comparisons in our core business will improve each of the next several quarters. However, the storm revenue comparison will be even more difficult next quarter. Hurricane Sandy contributed significantly to storm revenue of $83.0 million in the Company's fiscal second quarter 2013 results.

Conference Call

The Company will host a conference call at 9:00 a.m. Eastern on Tuesday, November 5. The call can be accessed by dialing (877) 397-0292, or (719) 325-4785 for international callers. The confirmation code for the live call is 3393800. Interested parties may also listen to a simultaneous webcast via the "Investor Center" on the Company's website at www.pike.com.

A replay will be made available shortly after the live call is completed and can be accessed by dialing (858) 384-5517. The confirmation code for the replay is 3393800. The dial-in replay will remain available until midnight Eastern on November 12. An on-demand replay of the webcast will remain online for a limited time following the conclusion of the call.

About Pike Electric Corporation

Pike Electric Corporation is a leading provider of energy solutions to over 300 investor-owned, municipal and cooperative utilities in the United States. Our comprehensive services include facilities planning and siting, permitting, engineering, design, installation, maintenance and repair of electric and communication infrastructure. Our common stock is traded on the New York Stock Exchange under the symbol PIKE. For more information, visit us online at www.pike.com.

Forward-Looking Statements

This press release and other statements we make from time to time in the future may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may relate to our plans, objectives and future estimates. The terms "should," "believe," "plan," "expect," "anticipate," "estimate," "intend" and "project" and similar words or expressions are intended to identify forward-looking statements. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. For a more detailed list of such risks, uncertainties and other factors, please refer to the Risk Factor section of our Annual Reports on Form 10-K and in its other periodic filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three months ended September 30,
	2013	2012

Revenues	$ 193,307	$ 244,613
Cost of operations	173,411	207,691

Gross profit	19,896	36,922
General and administrative expenses	17,408	19,468
Gain on sale of property and equipment	(315)	(130)

Income from operations	2,803	17,584
Other expense (income):
Interest expense	1,807	2,123
Other, net	(9)	(21)

Total other expense	1,798	2,102

Income before income taxes	1,005	15,482
Income tax expense	46	6,200

Net income	$ 959	$ 9,282

Earnings per share:
Basic	$ 0.03	$ 0.26
Diluted	$ 0.03	$ 0.26

Weighted average shares used in computing earnings per share:
Basic	31,753	35,048
Diluted	32,273	35,355

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30,	June 30,
	2013	2013
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$ 2,915	$ 2,578
Accounts receivable, net	90,830	104,585
Costs and estimated earnings in excess of billings on uncompleted contracts	76,011	71,248
Inventories	16,741	14,396
Prepaid expenses and other	8,897	9,914
Deferred income taxes	4,542	8,720
Total current assets	199,936	211,441
Property and equipment, net	183,374	179,928
Goodwill	153,668	153,668
Other intangibles, net	72,996	74,841
Deferred loan costs, net	1,375	1,561
Other assets	2,832	2,335
Total assets	$ 614,181	$ 623,774

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 32,975	$ 33,500
Accrued compensation	24,447	30,468
Billings in excess of costs and estimated earnings on uncompleted contracts	9,210	6,235
Accrued expenses and other	5,649	5,908
Current portion of insurance and claim accruals	7,976	12,121
Total current liabilities	80,257	88,232
Revolving credit facility	220,000	221,000
Insurance and claim accruals, net of current portion	4,311	4,958
Deferred compensation	6,997	6,431
Deferred income taxes	55,440	58,402
Other liabilities	3,110	2,916
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.001 per share; 100,000 authorized shares; no shares issued and outstanding	--	--
Common stock, par value $0.001 per share; 100,000 authorized shares; 31,775 and 31,719 shares issued and outstanding at September 30, 2013 and June 30, 2013, respectively	6,425	6,424
Additional paid-in capital	178,326	176,988
Accumulated other comprehensive loss, net of taxes	(114)	(47)
Retained earnings	59,429	58,470
Total stockholders' equity	244,066	241,835
Total liabilities and stockholders' equity	$ 614,181	$ 623,774

PIKE ELECTRIC CORPORATION
SEGMENT RESULTS
(Unaudited)
(In thousands)

	Three months ended September 30,
	2013	2012
Construction
Core services	$ 154,171	$ 156,478
Less: Intersegment revenues	(112)	(27)

Core services, net	154,059	156,451
Storm restoration services	3,414	46,973

Revenues, net	157,473	203,424
Income from operations	1,314	16,580
Depreciation and amortization	8,686	9,071
Purchases of property and equipment	12,127	7,759

All Other Operations
Core services	$ 48,972	$ 49,003
Less: Intersegment revenues	(13,359)	(11,037)

Core services, net	35,613	37,966
Storm assessment and inspection services	221	3,223

Revenues, net	35,834	41,189
Income from operations	1,571	2,074
Depreciation and amortization	1,312	1,314
Purchases of property and equipment	124	348

Eliminations and Other Adjustments
Revenues	$ --	$ --
Loss from operations	(82)	(1,070)
Depreciation and amortization	--	--
Purchases of property and equipment	--	--

Total
Core services	$ 203,143	$ 205,481
Less: Intersegment revenues	(13,471)	(11,064)

Core services, net	189,672	194,417
Storm-related services	3,635	50,196

Revenues, net	193,307	244,613
Income from operations	2,803	17,584
Depreciation and amortization	9,998	10,385
Purchases of property and equipment	12,251	8,107

PIKE ELECTRIC CORPORATION
SUPPLEMENTAL REVENUE INFORMATION
(Unaudited)
(In thousands)

	Three months ended September 30,
	2013	2012
Construction Segment
Distribution and other	$ 115,449	$ 120,538
Transmission and substation	38,610	35,913

Core services, net	$ 154,059	$ 156,451
Storm restoration services	3,414	46,973

Revenues, net	$ 157,473	$ 203,424

All Other Operations Segment
Core services, net	$ 35,613	$ 37,966
Storm assessment and inspection services	221	$ 3,223

Revenues, net	$ 35,834	$ 41,189
CONTACT: Investor Relations Contact:
         Frank Milano
         (336) 719-4622
         IR@pike.com